UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2012

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

7201 Metro Boulevard
Minneapolis, MN 55439

(Address of principal executive offices and zip code)

(952) 947-7777

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Regis Corporation
Current Report on Form 8-K

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously reported by Regis Corporation (the “Company”) in a news release issued on July 11, 2012, Daniel J. Hanrahan, 54, has been appointed President and Chief Executive Officer of the Company, effective August 6, 2012.  He has also been elected a member of the Board of Directors of the Company, effective August 6, 2012.  Mr. Hanrahan will hold his offices until a successor has been duly elected, or until his prior resignation or removal.

Mr. Hanrahan most recently served as President of Celebrity Cruises at Royal Caribbean Cruises Ltd. from February 2005 to July 2012, and as its President and Chief Executive Officer since September 2007.  Additional information about Mr. Hanrahan’s business experience is included in the press release attached as Exhibit 99 hereto.

The full terms of Mr. Hanrahan’s employment agreement are being finalized and will be disclosed when finalized.  However, the Company and Mr. Hanrahan have agreed to the following general terms:

•                  Mr. Hanrahan’s initial base salary through the period ending June 30, 2014 will be $850,000 annually.  Thereafter Mr. Hanrahan’s base salary will be subject to annual review by the Board of Directors for the Company.

•                  Mr. Hanrahan will be eligible for an annual incentive award equal to 125% of his then-current base salary for achievement of target performance, with an actual payout that may be less than or greater than 125% of his base salary for actual performance that is less than or greater than target, respectively.  Mr. Hanrahan has been guaranteed an award payout equal to 125% of his base salary for the Company’s fiscal year ending June 30, 2013.

•                  Mr. Hanrahan will be entitled to participate in the Company’s long-term equity incentive program.  For the Company’s fiscal year ending June 30, 2013, he will receive equity awards with a targeted value of $2,250,000, which is anticipated to consist of 20% restricted stock units, 40% performance share awards and 40% stock appreciation rights, consistent with the Company’s equity compensation program for senior executives.

•                  In addition to his participation in the Company’s long-term equity incentive program, Mr. Hanrahan will receive two special equity awards upon his commencement of employment.  The first grant will consist of restricted stock having a value equal to $2,016,500 that will vest in full at the end of five years.  The second grant will consist of 20,000 restricted stock units that will vest if the Company’s stock trades above $35 for 20 consecutive trading days at some time during the five year period beginning with his commencement of employment.

•                  Mr. Hanrahan will be entitled to severance if he is terminated without cause or if he terminates for good reason.  If he is terminated during the first three years of his employment, he will receive severance for the balance of that initial three year term, with a minimum of one year, or, if earlier, until he commences other employment.  Thereafter, he will be entitled to severance for one year or, if earlier, until he commences other employment.

•                  Mr. Hanrahan will participate in the Company’s other benefit programs generally available to the Company’s senior executives.

•                  The Company will provide certain relocation benefits to Mr. Hanrahan, including a payment equal to one-half of any loss he experiences on the sale of his current residence, up to a maximum of $100,000.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

EXHIBIT NUMBER

99	Regis Corporation News Release dated July 11, 2012

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: July 17, 2012	By:	/s/ Eric Bakken
Name: Eric Bakken, Title: Secretary

EXHIBIT INDEX

EXHIBIT NUMBER

99	Regis Corporation News Release dated July 11, 2012